Exhibit 3.55
Exhibit 3.55
Document must be filed electronically. Colorado Secretary of State Paper documents will not be accepted. Date and Time: 12/17/2009 11:17 PM Document processing fee ID Number: 20091658924 Fees & forms/cover sheets are subject to change. To access other information or print copies of filed documents, visit www.sos.state.co.us and — select Business Center.
$50.00 Document number: 20091658924 Amount Paid: $50.00
ABOVE SPACE FOR OFHCE USE ONLY
Articles of Organization
filed pursuant to § 7-80-203 and § 7-80-204 of the Colorado Revised Statutes (C.R.S.)
1. The domestic entity name of the limited liability company is
MSM LEADING, LLC. (The name of limited liability company must contain the term or abbreviation “limited liability company”, “ltd liability company”, “limited liability co.”, “ltd. liability co.”, "limited. “l.l.c”. “LLC”, or “ltd.”. § 7-90-601. C.R.S.)
(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)
1. The principal office address of the limited liability company’s initial principal office is
Street address 88 INVERNESS CIRCLE EAST
(Street number and name)
SUITE G-101
ENGLEWOOD CO 80112
(city) (State) (ZIP/Postal Code)
United States
(Province-if applicable) (Country)
Mailing address
(leave blank if (Street number and name or Post Office Box information) same as street address}
(City) (State) (ZIP/Postal Code)
(Province — if applicable) (Country)
3. The registered agent name and registered agent address of the limited liability company’s initial registered agent are
Name (if an individual) IVERSON ANDREW c —— —— —
(Last) (First) (Middle) (Suffix)
(if an entity)
(Caution: Do not provide both an individual and an entity name.)
Street address 88 INVERNESS CIRCLE EAST —— —
(Street number and name) —
ENGLEWOOD CO 80112
(City) (State) (ZIP Code) —— —— —

MMailing address
(leave blank if (Street number and name or Post Office Box information) same as street address)
CO
(City) (State) (ZIP Cade)
(The fallowing statement is adopted by marking the box.)
Ô The person appointed as registered agent has consented to being so appointed. 4. The true name and mailing address of the person forming the limited liability company are
| | |
Name (if an individual) BRUCE ROBERT VIGGO
(Last) (First) (Middle) (Suffix)
OR (if an entity) _____________________
(Caution: Do not provide bath an individual and an entity name.)
|
Mailing address 88 INVERNESS CIRCLE EAST —
(Street number and name or Post Office Box information) —
SUITE G-101 —
| |
ENGLEWOOD CO 80112
(city) (State) (ZIP/Postal Code)
(Province — if applicable) (Country)
(If the following statement applies, adopt the statement by marking the box and include an attachment)
? The limited liability company has one or more additional persons forming the limited liability company and the name and mailing address of each such person are stated in an attachment.
5. The management of the limited liability company is vested in (Mark the applicable box.)
☑ one or more managers.
OR
☐ the members.
6. (The following statement is adopted by marking the box.)
☑There is at least one member of the limited liability company.
7. (If the following statement applies, adopt the statement by marking the box and include an attachment)
☐ This document contains additional information as provided by law.
8. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)
(if the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format)
The delayed effective date and, if applicable, time of this document is/are 01/01/2010
(mm/dd/yyyy hour:minute am/pm)

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.
This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.
9. The true name and mailing address of the individual causing the document to be delivered for filing are
| | |
BRUCE ROBERT VIGGO
(Last) (First) (Middle) (Suffix)
30 Cherry Ave
(Street number and name or Post Office Box information)
| |
Eaton CO 80615
(city) (State) (ZIP/Postal Code)
United States
(Province-if applicable) (Country)
(If the following statement applies, adopt the statement by marking the box and include an attachment.)
? This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.
Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).